Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

December 12, 2012

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBS Securities Inc.

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 12, 2012 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

1

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages on following pages]

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
Name:	Howard M. Sipzner
Title:	Executive Vice President & Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Howard M. Sipzner
Name:	Howard M. Sipzner
Title:	Executive Vice President & Chief Financial Officer

Signature Page to Pricing Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

By:	/s/ Jeffrey Horowitz
Name:	Jeffrey Horowitz
Title:	Global Head of Real Estate, Gaming & Lodging Investment Banking

RBS SECURITIES INC.

By:	/s/ Stew Whitman
Name:	Stew Whitman
Title:	Managing Director

On behalf of themselves and each of the other several Underwriters

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
J.P. Morgan Securities LLC	$65,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	65,750,000
RBS Securities Inc.	65,750,000
Capital One Southcoast, Inc.	5,050,000
Citigroup Global Markets Inc.	5,050,000
Goldman, Sachs & Co.	5,050,000
RBC Capital Markets, LLC	5,050,000
Wells Fargo Securities, LLC	5,050,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	2,500,000
BMO Capital Markets Corp.	2,500,000
BNY Mellon Capital Markets, LLC	2,500,000
Cantor Fitzgerald & Co.	2,500,000
Comerica Securities, Inc.	2,500,000
The Huntington Investment Company	2,500,000
Janney Montgomery Scott LLC	2,500,000
Mitsubishi UFJ Securities (USA), Inc.	2,500,000
Santander Investment Securities Inc.	2,500,000
TD Securities (USA) LLC	2,500,000
U.S. Bancorp Investments, Inc.	2,500,000

Total	$250,000,000

S-I-1

SCHEDULE II

ISSUER:

Brandywine Operating Partnership, L.P.

GUARANTOR:

Brandywine Realty Trust

TITLE OF DESIGNATED SECURITIES:

3.950% Notes due 2023

AGGREGATE PRINCIPAL AMOUNT:

$250,000,000

PRICE TO PUBLIC:

99.273% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 18, 2012

PURCHASE PRICE BY UNDERWRITERS:

98.623% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 18, 2012

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), December 18, 2012

S-II-1

INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee

MATURITY:

February 15, 2023

INTEREST RATE:

3.950% per annum

INTEREST PAYMENT DATES:

February 15 and August 15, beginning on August 15, 2013

INTEREST PAYMENT RECORD DATES:

February 1 and August 1

REDEMPTION PROVISIONS:

The Operating Partnership may redeem the notes at any time before 90 days prior to the maturity date, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 35 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If the notes are redeemed on or after 90 days prior to the maturity date, the Operating Partnership may redeem the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

SINKING FUND PROVISIONS:

None.

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None.

S-II-2

DEFEASANCE PROVISIONS:

As set forth in the Indenture.

OTHER TERMS AND CONDITIONS:

None.

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through December 18, 2012.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson, Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk – 3rd floor

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Debt Capital Markets – Syndicate

Fax: 203-873-4534

UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

LIST OF FREE WRITING PROSPECTUSES

(Section 2(e) of the Underwriting Agreement):

Final term sheet dated December 12, 2012 related to the Designated Securities (in the form agreed between the Company and the Representatives on the date hereof).

S-II-3

INFORMATION FURNISHED TO OPERATING PARTNERSHIP IN WRITING BY THE UNDERWRITERS THROUGH THE REPRESENTATIVES EXPRESSLY FOR INCLUSION IN PROSPECTUS, TIME OF SALE INFORMATION OR OTHER DOCUMENTS (Sections 2 and 9 of the Underwriting Agreement):

As set forth in a letter delivered by the Representatives at the Time of Delivery

S-II-4

SCHEDULE III

CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR

(Section 2(g) of Underwriting Agreement)

None

S-III-1

SCHEDULE IV

SPECIFIED JOINT VENTURE SUBSIDIARIES

(Section 2(ff) of Underwriting Agreement)

Two Tower Bridge Associates

Four Tower Bridge Associates

Five Tower Bridge Associates

Six Tower Bridge Associates

Seven Tower Bridge Associates

Eight Tower Bridge Associates

1000 Chesterbrook Boulevard

PJP Building Two, LC

PJP Building Five, LC

PJP Building Six, LC

PJP Building Seven, LC

Macquarie BDN Christina LLC

Broadmoor Austin Associates

Residence Inn Tower Bridge

G&I Interchange Office LLC (DRA)

Invesco, L.P.

Coppell Associates

One Commerce Square

Two Commerce Square

Brandywine – AI Venture, LLC

Brandywine 1919 Ventures

TB – BDN Plymouth Apartments Holdings GP, LLC

S-IV-1